SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): November 17, 1997



                              VITECH AMERICA, INC.
             (Exact name of registrant as specified in its charter)



    FLORIDA                             0-21369                65-041-9086
    -------                             -------                -----------
(State or other jurisdiction         (Commission             (IRS Employer
    of incorporation)                 File Number)          Identification No.)


                 8807 NORTHWEST 23 STREET, MIAMI, FLORIDA 33172
                 ----------------------------------------------
          (Address of principal executive offices, including zip code)



       Registrant's telephone number, including area code: (305) 477-1161



                                       N/A
                 ----------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On November 17, 1997, Vitech America, Inc. (the "Company") entered into an agreement with Tech Shop Holdings USA, Inc. ("Tech Shop"), a Nevada Corporation, whereby the Company acquired 100% of the capital stock of Tech Shop. Tech Shop is a holding company whose sole purpose is to be the owner of 51% of the capital stock of Tech Shop Ltda. and Tech Stock Ltda. The remaining 49% is owned by Mr. Randolpho Abreu Pereira da Silva, the Founder of Tech Shop Ltda. and Tech Stock Ltda. Both Tech Shop Ltda. and Tech Stock Ltda. are located in Belo Horizonte, Brazil and are companies incorporated under the laws of Brazil. Their operations include regional distribution and sales in the corporate and retail markets in Brazil. In accordance with the agreement, the Company paid total consideration of $6,003,954 in the form of 91,188 shares of Vitech America, Inc. common stock and $4,409,620 in cash. The number of shares issued as consideration was based on a per share value of $17.875 which was the closing price of the Company's common stock on Friday, November 14, 1997. The Company has a right of first refusal to purchase the common shares at a purchase price of $17.875 per share except for 35,363 shares which shall remain in escrow until November 17, 1998. The Company is required to register the shares on a Form S-3 and to endeavor to cause such registration statement to be declared effective within 90 days of November 17, 1997. The shares of common stock are subject to certain restriction on sale as defined in the Buy-Sell Contract by and between the Company and Tech Shop. The consideration paid was derived through negotiations between the Company and the owner of Tech Shop.

         On November 18, 1997, the Company entered into an agreement with Recife Holdings USA, Inc. ("Rectech"), a Nevada Corporation, whereby the Company acquired 61.616% of the capital stock of Rectech. The remaining 38.38% is owned by Mr. Robson Medina Catao, the Founder of Rectech - Recife Tecnologia Ltda. Rectech is a holding company whose sole purpose is to be the owner of 99% of the capital stock Rectech - Recife Tecnologia Ltda. Rectech - Recife Tecnologia Ltda. is located in Recife, Brazil and is incorporated under the laws of Brazil. Their operation include regional sales in the corporate and retail markets in Brazil. In accordance with the agreement, the Company paid total consideration of $2,750,000 in the form of 41,958 shares of Vitech America, Inc. common stock and $2,000,000 in cash. The number of shares issued as consideration was based on a per share value of $17.875 which was the closing price of the Company's common stock on Friday, November 14, 1997. The Company has a right of first refusal to purchase the common shares at the market price of the common stock on the date of any proposed sale. The Company is required to register the shares on a Form S-3 and to endeavor to cause such registration statement to be declared effective within 90 days of November 17, 1997. The shares of common stock are subject to certain restriction on sale as defined in the Buy-Sell Contract by and between the Company and Rectech. The consideration paid was derived through negotiations between the Company and the owner of Rectech.

         For the year ended December 31, 1996, the above described businesses had combined sales of approximately $28 million, and for the nine month period ended September 30, 1997 they had approximately $36.5 million in sales. The acquisitions of Tech Shop and Rectech are being accounted for under the purchase method of accounting.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS

(c)   Exhibits:

      (2.1) Buy-Sell Contract between Vitech America, Inc. and Tech Shop Holdings USA, Inc. dated November 17, 1997.

      (2.2) Buy-Sell Contract between Vitech America, Inc. and Recife Holdings USA, Inc. dated November 18, 1997.





                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               VITECH AMERICA, INC.



                                               By:   /S/ EDWARD A. KELLY
                                                    -------------------------
                                                     Edward A. Kelly
                                                     Chief Financial Officer


Dated:  December 2, 1997

                                 EXHIBIT INDEX



EXHIBIT
NUMBER                   DESCRIPTION
-------                  -----------

2.1 Buy-Sell Contract between Vitech America, Inc. and Tech Shop Holdings USA, Inc. dated November 17, 1997.


2.2 Buy-Sell Contract between Vitech America, Inc. and Recife Holdings USA, Inc. dated November 18, 1997.